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                                                                      EXHIBIT 16


November 22, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC  20549

Dear Sirs/Madams:

We have read Item 4 of The Chromaline Corporation's Form 8-K dated November 19, 2002, and we agree with the statements made therein.

Yours truly,


/s/ Deloitte & Touche LLP